EXHIBIT 99.3

INSTRUCTIONS FOR COMPLETING THE ELECTION FORM

All holders of Bank of Astoria shares must surrender their Bank of Astoria stock certificates to American Stock Transfer & Trust Company (the “Exchange Agent”) in order to receive the merger consideration. Until Bank of Astoria stock certificates are received by the Exchange Agent at the address set forth on the front of the Election Form, together with such documents as the Exchange Agent may require, and until such documents are processed for exchange by the Exchange Agent, the holder of such Bank of Astoria stock certificates will not receive Columbia shares and/or cash consideration (or any dividends or other distributions payable on any such Columbia shares). No interest will accrue on the cash consideration, the cash in lieu of fractional shares or such dividends. Any such dividends or other distributions will not be reinvested pursuant to any plan. If your Bank of Astoria stock certificates are lost, stolen or destroyed, please refer to Instruction 11 below.

Box 2 of the Election Form also allows certain Bank of Astoria shareholders to elect to receive merger consideration in the form of shares of Columbia common stock (an “All Stock Election”), cash (an “All Cash Election”), a predetermined mix of both stock and cash based on the percentages of stock and cash payable by Columbia in the merger (a “Mixed Election”), or a special election of cash and stock that you select in 5% increments (a “Special Election”). Please note that you cannot make an election if you:

1.	own 100 or fewer Bank of Astoria shares;

2.	vote your Bank of Astoria shares against the merger; or

3.	deliver a notice of dissent to Bank of Astoria.

Assuming that you are entitled to and wish to make an election, you must complete this Election Form and submit it to the Exchange Agent prior to the “Election Deadline” on September 23, 2004. Your election is subject to the merger agreement. If you own 100 or fewer Bank of Astoria shares, you will automatically be treated as if you made an “All Cash Election.” If you (i) voted your Bank of Astoria shares against the merger or delivered a notice of dissent to Bank of Astoria, and (ii) do not subsequently assert your dissenter’s rights, you will receive cash.

Your election is subject to certain terms, conditions and limitations that have been set out in the merger agreement and the proxy statement/prospectus provided to you in connection with the Bank of Astoria shareholders meeting being held to consider and vote on the merger. The merger agreement is included as Appendix A to the proxy statement/prospectus. Extra copies of the proxy statement/prospectus may be requested from Columbia at the telephone number set out in Instruction 14.

Instruction 1. Elections, Certificates and Share Allocations. Unless you (a) own 100 or fewer Bank of Astoria shares; (b) vote your Bank of Astoria shares against the merger; or (c) deliver a notice of dissent to Bank of Astoria, you may select ONE of the following four options in Box 2: (l) All Stock Election, (2) All Cash Election, (3) Mixed Election, or (4) Special Election. Please read the following sections of the proxy statement/prospectus for a discussion of these options and the allocation procedures associated with them: “The Merger—Merger Consideration,” “The Merger—Election Procedure” and “The Merger—Allocation.” In order to make a valid election, you must complete Box 2 entitled “Election” in order to indicate the desired form of merger consideration. To properly complete this form, each shareholder must also complete Box 1 entitled “About You and Your Shares” by specifying the number of each Bank of Astoria stock certificate surrendered in the column under the heading “Certificate Number” and the number of Bank of Astoria shares represented by each Bank of Astoria stock certificate surrendered in the column under the heading “Number of Shares” beside each certificate number. All holders of Bank of Astoria shares must surrender their Bank of Astoria stock certificates to the Exchange Agent in order to receive the merger consideration. As described in the proxy statement/prospectus, an aggregate of 1,277,750 Columbia common shares and $18,180,586 of cash will be issued in the merger. Therefore, all elections (other than the Mixed Election) are subject to the allocation procedures described in the proxy statement/prospectus if the elections as a whole result in an oversubscription of either Columbia common stock or cash.

YOUR STOCK CERTIFICATES FOR ANY CERTIFICATED SHARES YOU HOLD MUST BE RETURNED WITH THE ELECTION FORM FOR YOUR ELECTION TO BE VALID. IF YOU HOLD ANY OF YOUR SHARES OF BANK OF ASTORIA COMMON STOCK IN STREET NAME, YOU WILL RECEIVE SEPARATE ELECTION INSTRUCTIONS FROM YOUR BROKER. YOU SHOULD FOLLOW THOSE ELECTION INSTRUCTIONS IN ORDER TO MAKE YOUR ELECTION TO RECEIVE SHARES OF COLUMBIA COMMON STOCK, CASH, OR A COMBINATION OF BOTH IN EXCHANGE FOR THOSE SHARES.

Instruction 2. Election Deadline. The Election Deadline is 5:00 p.m. Pacific Daylight Time on September 23, 2004. To make a valid All Stock Election, All Cash Election, Mixed Election, or Special Election, you must deliver this Election Form, properly completed, and your Bank of Astoria stock certificates to the Exchange Agent at the address shown on the front of the Election Form no later than 5:00 p.m. Pacific Daylight time on September 23, 2004. The Exchange Agent will have reasonable discretion to determine whether any Election Form is received on a timely basis and whether an Election Form has been properly completed. Any such determinations are conclusive and binding.

Instruction 3. Revocation or Change of Election Form. Any Election Form may be revoked or changed by written notice to the Exchange Agent from the person submitting such Election Form, but to be effective such notice must be received by the Exchange Agent at or prior to the Election Deadline. The Exchange Agent will have reasonable discretion to determine whether any revocation or change is received on a timely basis and whether any such revocation or change has been properly made.

Instruction 4. Form W-9 Certification. Each surrendering holder of Bank of Astoria shares is required to certify in Box 3 that such holder’s Taxpayer Identification Number (“TIN”) shown on the form is correct or provide the Exchange Agent with such holder’s correct TIN on the Substitute Form W-9 in Box 7 and to certify whether such holder is subject to backup withholding. The TIN that must be provided is that of the holder of the Bank of Astoria stock certificates surrendered or of the last transferee appearing on the transfers attached to or endorsed on such certificate(s) (or, if a check is to be made payable to another person as provided in Box 5 entitled “Special Transfer or Payment Instructions,” then the TIN of such person). Failure to provide the information on the Substitute Form W-9 may subject the surrendering holder of Bank of Astoria shares to federal income tax backup withholding at the applicable backup withholding rate on payments made to such surrendering holder with respect to the Bank of Astoria shares and on future dividends paid by Columbia. A holder of Bank of Astoria shares must cross out item 2 in Part II of the certification box of Substitute Form W-9 if such holder has been notified by the Internal Revenue Service (“IRS”) that such holder is currently subject to backup withholding. Part II of the Substitute Form W-9 should be completed even if the surrendering holder of Bank of Astoria shares has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If Part II is completed and the Exchange Agent is not provided with a TIN within 60 days thereafter, Columbia will withhold at the applicable backup withholding rate on all such payments and dividends until a TIN is provided to the Exchange Agent. Foreign investors should consult their tax advisors regarding the need to complete the appropriate IRS Form W-8 and any other forms that may be required.

Instruction 5. Signatures on Election Form, Stock Powers and Endorsements.

(a)	All signatures must correspond exactly with the name written on the face of the Bank of Astoria stock certificates without alteration, variation or any change whatsoever.

(b)	If the Bank of Astoria stock certificates surrendered are held of record by two or more joint owners, all such owners must sign the Election Form.

(c)	If any surrendered Bank of Astoria shares are registered in different names on several Bank of Astoria stock certificates, it will be necessary to complete, sign and submit as many separate Election Forms as there are different registrations of Bank of Astoria stock certificates.

(d)	If this Election Form is signed by a person(s) other than the record holder(s) of the Bank of Astoria stock certificates delivered (other than as set forth in paragraph (e) below), such certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the record holder(s) appears on such certificate.

(e)	If this Election Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity and such person is not the record holder of the accompanying Bank of Astoria stock certificates, he or she must indicate the capacity when signing and must submit proper evidence of his or her authority to act.

Instruction 6. Special Transfer or Payment Instructions. If the stock certificates and check are to be issued to a person other than the registered holder of the surrendered certificates, the surrendered certificates must be endorsed to such person or accompanied by appropriately endorsed stock powers. Signatures must be guaranteed by an eligible financial institution or broker who is a member/participant in a Medallion Program approved by the Securities Transfer Association, Inc. (See Instruction 8 for information on Signature Guarantees.) The person to whom the stock certificate or check is to be issued must furnish a correct taxpayer identification number and sign and date the Substitute Form W-9. If the stock certificate and check is to be issued to the registered holder of the surrendered stock certificates, the surrendered certificates need not be endorsed or accompanied by instruments of assignment and transfer.

The following are frequently requested types of registration changes. If your circumstances differ from those listed below, or if you have any other questions, please contact American Stock Transfer & Trust Company at 1-877-248-6417.

Name change due to marriage or transfer of ownership to another individual:

1.	Obtain a signature guarantee for the shareholder whose name is printed on the Election Form. If it is a joint account, both owners must sign and have their signatures guaranteed. Each signature must be guaranteed. (See Instruction 8 for information on Signature Guarantees).

2.	Complete the Substitute Form W-9 on the Election Form by listing the Taxpayer TIN or Social Security Number (“SSN”) that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the enclosed Instructions for Completing Substitute Form W-9 for more detailed information.

Shareholder whose name is printed on the Election Form is deceased. You are the executor or administrator of the estate:

1.	Provide a certified (under raised seal) copy of the Court Qualification appointing the legal representative (dated within 60 days).

2.	Obtain a signature guarantee for the legal representative. (See Instruction 8 for information on Signature Guarantees).

3.	Complete the Substitute Form W-9 on the Election Form by listing the TIN or SSN that is to be used for tax reporting on the new account. If the account is being registered in the name of the estate and not to an individual, a TIN is required. Please refer to the enclosed Instructions for Completing Substitute Form W-9 for more detailed information.

The account is a joint account and one of the account holders is deceased.

Transferring shares to the survivor only:

1.	Provide a certified (under raised seal) copy of death certificate.

2.	Provide survivor’s signature (signature guarantee is not necessary in this case).

3.	Complete the Substitute Form W-9 on the Election Form by listing the TIN or SSN that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the enclosed Instructions for Completing Substitute Form W-9 for more detailed information.

The account is a joint account and one of the account holders is deceased.

Transferring shares to the survivor and adding a name:

1.	Provide a certified (under raised seal) copy of death certificate.

2.	Survivor must obtain a signature guarantee. (See Instruction 8 for information on Signature Guarantees.)

3.	Complete the Substitute Form W-9 on the Election Form by listing the TIN or SSN that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the enclosed Instructions for Completing Substitute Form W-9 for more detailed information.

The account is a custodial account and the former minor has reached the legal age of majority:

1.	The former minor must obtain a signature guarantee. (See Instruction 8 for information on Signature Guarantees.)

2.	Provide a certified (under raised seal) copy of the birth certificate for the former minor.

3.	Complete the Substitute Form W-9 on the Election Form by listing the TIN or SSN that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the enclosed Instructions for Completing Substitute Form W-9 for more detailed information.

If the request is being made by the minor who has now reached the age of majority:

1.	The former minor must obtain a signature guarantee. (See Instruction 8 for information on Signature Guarantees.)

2.	Complete the Substitute Form W-9 on the Election Form by listing the TIN or SSN that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the enclosed Instructions for Completing Substitute Form W-9 for more detailed information.

You want to have the account registered in the name of a trust:

1.	Obtain a signature guarantee for the shareholder whose name is printed on the Election Form. If it is a joint account, both owners must sign and have their signatures guaranteed. (See Instruction 8 for information on Signature Guarantees.)

2.	Provide a copy of the first and last pages of the trust agreement.

3.	Complete the Substitute Form W-9 on the Election Form by listing the TIN or SSN that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the enclosed Instructions for Completing Substitute Form W-9 for more detailed information.

THE TAX CONSEQUENCES TO HOLDERS OF BANK OF ASTORIA COMMON STOCK MAY VARY DEPENDING UPON, AMONG OTHER THINGS, WHICH OF THE ELECTION OPTIONS IS CHOSEN. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR AS TO ANY POSSIBLE TAX CONSEQUENCES RESULTING FROM THE ISSUANCE OF CASH OR SHARES OF COLUMBIA COMMON STOCK CERTIFICATE(S) IN A NAME DIFFERENT FROM THAT OF THE REGISTERED HOLDER(S) OF THE SURRENDERED BANK OF ASTORIA STOCK CERTIFICATE(S).

Instruction 7. Special Delivery Instructions. Complete Box 6 only if you want the stock certificate(s) of Columbia common stock and/or check resulting from your election to be delivered to an address other than the one printed in Box 1 entitled “About You and Your Shares.” Note: Your address of record will not be affected by completing this section.

Instruction 8. Guarantee of Signatures. Signatures on this Election Form need not be guaranteed unless the “Special Transfer or Payment Instructions” section has been completed and payment is to be made to someone other than the holder of the surrendered Bank of Astoria stock certificates. In such event, signatures on this Election Form must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Medallion Program, or by a stockbroker who is a member of such Program. Public Notaries cannot execute acceptable guarantees of signatures and the signature of a Notary Public is not acceptable for this purpose.

Instruction 9. Delivery of Election Form and Stock Certificates. This Election Form, properly completed and duly executed, together with the certificate(s) representing the Bank of Astoria shares, should be delivered to the Exchange Agent at the address set forth on the front of the Election Form. The method of delivery of the Bank of Astoria stock certificates and all other required documents is at the election and risk of the holder of such Bank of Astoria shares; however, if such certificates are sent by mail, it is recommended that they be sent by registered mail, appropriately insured, with return receipt requested. Insert in the box at the top of the Election Form the certificate number(s) of the Bank of Astoria common stock certificate(s) which you are surrendering and the number of shares represented by each certificate. If the space provided is insufficient, attach a separate sheet listing this information.

Instruction 10. Validity of Surrender; Irregularities. All questions as to validity, form and eligibility of any surrender of certificates will be determined by Columbia (which may delegate the power to so determine in whole or in part to the Exchange Agent), and such determination shall be final and binding. Columbia reserves the right to waive any irregularities or defects in the surrender of any certificate(s) and its interpretation of the terms and conditions of the Election Form or any other documents delivered therewith with respect to such irregularities or defects shall be final and binding. A surrender will not be deemed to have been validly made until all irregularities and defects have been cured or waived.

Instruction 11. Lost, Stolen, or Destroyed Certificates. If your Bank of Astoria stock certificates are lost, stolen or destroyed, please contact Julie Adelman at Bank of Astoria, immediately at 1-503-325-2228 for instructions on how to replace your Bank of Astoria stock certificates.

Instruction 12. Holders Who Are Nominees, Trustees or Other Representatives. Each holder of record of Bank of Astoria shares is entitled to make an election and submit an Election Form covering all Bank of Astoria shares actually held of record by such holder. Nominee record holders, which include brokers, trustees or any other person that holds Bank of Astoria shares in any capacity whatsoever on behalf of more than one person or entity, are entitled to make an election for such nominee record holders as well as an election on behalf of each beneficial owner of Bank of Astoria shares held through such nominee record holders, but such elections must be made on one Election Form. Beneficial owners who are not record holders are not entitled to submit Election Forms. Persons submitting an Election Form on behalf of a registered stockholder as trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or acting in another fiduciary or representative capacity should refer to Instruction 5 above.

Instruction 13. Miscellaneous. Neither Columbia or Bank of Astoria, nor the Exchange Agent is under any duty to give notification of defects in any Election Form. Columbia, Bank of Astoria and the Exchange Agent shall not incur any liability for failure to give such notification, and each of Columbia, Bank of Astoria and the Exchange Agent has the absolute right to reject any and all Election Forms not in proper form or to waive any irregularities in any Election Form.

Instruction 14. Information and Additional Copies. Additional copies of this Election Form may be obtained by telephoning American Stock Transfer & Trust Company at 1-877-248-6417. All inquiries with respect to the completion of the Election Form or the surrender of Bank of Astoria stock certificates should be made directly to the Exchange Agent at 1-877-248-6417.